                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        SEPTEMBER 1, 1995
                                                --------------------------------


                            MELAMINE CHEMICALS, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                     0-16032                   64-0475913
- ------------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)  (IRS Employer Identification
     of incorporation)                                              No.)

       HIGHWAY 18 WEST
 DONALDSONVILLE, LOUISIANA                                          70346
- --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICER)                          (ZIP CODE)



Registrant's telephone number, including area code         (504) 473-3121
                                                  ------------------------------


                               Page 1 of 4 Pages

ITEM 5. OTHER EVENTS


    On September 1, 1995, Melamine Chemicals, Inc. issued the attached press release.

For:  MELAMINE CHEMICALS, INC.                     Contact:   RON COMO & ASSOCIATES, INC.
      P.O. Box 748                                            74 Trinity Place
      Donaldsonville, LA  70346                               New York, NY  10006
      Fred Huber, President & CEO                             Telephone:  (212) 227-3010
      Wayne D. DeLeo, Vice President & CFO
      Telephone:  (504) 473-3121                              September 1, 1995
                                                              Immediate Release

               MELAMINE CHEMICALS, INC. ANNOUNCES PRICE INCREASE

DONALDSONVILLE, LOUISIANA, SEPTEMBER 1ST--Melamine Chemicals, Inc. (NASDAQ-MTWO), announced today a price increase of melamine crystal effective October 1, 1995.

      Specifically, the price for ground melamine will increase 1c. per pound while standard (unground), G. P. Crystal(TM) and Superfine(TM) will increase 2c. per pound.

      Fred Huber, president and chief executive officer, stated "The Company is encouraged by some signs of moderating raw material cost increases. World ammonia prices which drive such downstream products as urea and melamine are very high but steady and offer some measure of stability for future melamine pricing following a period of sharp increase."

         Melamine Chemicals, Inc. is engaged in the production and marketing of melamine, a specialty chemical having numerous industrial and commercial applications. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MELAMINE CHEMICALS, INC.
                                        ----------------------------------------



Date:  September 1, 1995                /s/ Wayne D. DeLeo
                                        ----------------------------------------
                                        Wayne D. DeLeo
                                        Vice President & Chief Financial Officer